Third Amendment
to the Transfer Agency and Service Agreement
  Dated December 3, 2004, by and among
California Investment Trust and
ALPS Fund Services, Inc.

THIS AMENDMENT is made as of October 10, 2011, by and between CALIFORNIA INVESTMENT TRUST (the "Trust") and ALPS FUND SERVICES, INC. ("ALPS").

WHEREAS, the Trusts and ALPS have entered into a Transfer Agency and Service Agreement (the "Agreement") dated December 3, 2004, as amended from time to time.

WHEREAS, effective October 1 0, 2011, the parties desire to add the Shelton Greater China Fund as a party to the Agreement, and the Shelton Greater China Fund desires to become a party to the Agreement.

WHEREAS, the Trust and ALPS wish to modify the Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound,·agree as follows:

I.
Consolidation of Trusts. Effective October 10,2011, all references to "California Investment Trust" shall be deleted and replaced with references to both "California Investment Trust" and "Shelton Greater China Fund," which shall be defined collectively as the "Trusts" for purposes of the Agreement wherever the term "Trust" appears  therein.

2.
Change in Incorporation. Effective October 10, 2011, all references to the Trusts as "Delaware statutory trusts" shall be deleted and replaced with "Massachusetts business trust" with respect to the Shelton Greater China Fund.

3.	Appendix A - CIT Fund List. Appendix A to the Agreement is hereby deleted and replaced in its entirety with the Appendix A attached hereto.

4.
Miscellaneous. Other than as amended hereby, all terms and conditions of the Agreement and related amendments are unchanged and remain in full force and effect. This Amendment shall be deemed to be an amendment to the Agreement and shall be governed by the laws of the State of Colorado.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

CALIFORNIA INVESTMENT TRUST	SHELTON GREATER CHINA FUND

By: /s/ Steve Rogers	By: /s/ Steve Rogers
Name: Steve Rogers	Name: Steve Rogers
Title: CEO	Title: CEO

ALPS FUND SERVICES, INC.

By: /s/ Jeremy O. May
Name:
Title:

APPENDIX A – CIT FUND LIST

Dated as of October 10, 2011

CALIFORNIA TAX-FREE INCOME FUND
Investor Class

CALIFORNIA INSURED INTERMEDIATE FUND
Investor Class

CALIFORNIA TAX-FREE MONEY MARKET FUND
Investor Class

S&P 500 INDEX FUND
Investor Class
Class K

S&P MIDCAP INDEX FUND
Investor Class Class K

S&P SMALLCAP INDEX FUND
Investor Class Class K

EQUITY INCOME FUND
Investor Class
Class K
Class A Class B

NASDAQ-100 INDEX FUND
Investor Class Class K

EUROPEAN GROWTH & INCOME FUND
Investor Class Class K

U.S. GOVERNMENT SECURITIES FUND
Investor Class Class K Class A Class B

SHORT-TERM U.S. GOVT. BOND FUND
Investor Class Class K

THE UNITED STATES TREASURY TRUST
Investor Class Class K

SHELTON GREATER CHINA FUND
Sole Share Class